RESTRUCTURING AND PLAN SUPPORT AGREEMENT

This RESTRUCTURING AND PLAN SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of February 27, 2024 (the “Execution Date”) by and among (i) Charge Enterprises, Inc. (“Charge”), and (ii) AI Amped I, LLC (“AI Amped I”) and AI Amped II, LLC (“AI Amped II,” together with AI Amped I and other affiliated holders of Charge securities, “Arena”). Charge and Arena are referred to herein individually as a “Party,” and collectively, as the “Parties.”

RECITALS

A.    WHEREAS GoIP Global, Inc. (n/k/a Charge Enterprises, Inc. or Charge) and AI Amped II are party to that certain Securities Purchase Agreement dated as of May 8, 2020 (as amended, modified, supplemented and restated prior to the date hereof, the “May 2020 SPA”) pursuant to which Charge agreed to issue certain Original Issue Discount Senior Secured Convertible Promissory Notes due May 8, 2023 (the “May 2020 Convertible Notes”) to AI Amped II in the amounts and manner set forth in the May 2020 SPA.

B.    WHEREAS Transworld Holdings, Inc. (n/k/a Charge Enterprises, Inc. or Charge) and AI Amped II are party to that certain Securities Purchase Agreement dated as of November 3, 2020 (as amended, modified, supplemented and restated prior to the date hereof, the “November SPA”) pursuant to which Charge agreed to issue certain Original Issue Discount Senior Secured Convertible Promissory Notes due November 3, 2023 (the “November Notes”) to AI Amped II in the amounts and manner set forth in the November SPA.

C.    WHEREAS Charge and Arena are party to that certain Securities Purchase Agreement dated as of May 19, 2021 (as amended, modified, supplemented and restated prior to the date hereof, the “May 2021 SPA”) pursuant to which Charge issued that certain Original Issue Discount Senior Secured Non-Convertible Promissory Notes due November 19, 2023 (the “May 2021 Non-Convertible Notes”) to AI Amped I and Original Issue Discount Senior Secured Convertible Promissory Notes due May 19, 2024, to AI Amped II (the “May 2021 Convertible Notes” and, together with the May 2020 Convertible Notes and November Notes, the “Convertible Notes”) in the amounts and manner set forth in the May 2021 SPA.

D.    WHEREAS Charge and AI Amped I are party to that certain Securities Purchase Agreement dated as of December 17, 2021 (as amended, modified, supplemented and restated prior to the date hereof, the “December SPA,” and together with the May 2020 SPA, the November SPA, and the May SPA, the “Securities Purchase Agreements”) pursuant to which Charge agreed to issue (i) certain Original Issue Discount Senior Secured Non-Convertible Promissory Notes due November 19, 2023, (the “December Non-Convertible Notes” and together with the May 2021 Non-Convertible Notes, the “Non-Convertible Notes” and, collectively with the Convertible Notes, the “Notes”) to AI Amped I and (ii) 2,370,370 shares of Series C preferred stock and warrants to purchase the Charge’s common stock in the amounts and manner set forth in the December SPA.

E.    WHEREAS Charge and AI Amped II are party to that certain Exchange Agreement dated as of June 30, 2022 (as amended, modified, supplemented, and restated prior to the date hereof, the “Exchange Agreement” and together with the Securities Purchase Agreements and Notes, collectively, the “Arena Documents”).

F.    WHEREAS, prior to the date hereof, Charge, Arena, and their respective representatives have engaged in good faith negotiations with the objective of reaching an agreement regarding the restructuring of Charge’s indebtedness and other obligations and interests (the “Restructuring”) as set forth in this Agreement, the Plan Term Sheet (as defined below), and the Plan (as defined below), which Restructuring shall be accomplished through the prosecution of a chapter 11 case (the “Chapter 11 Case”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and confirmation of the Plan as described herein and in the Plan Term Sheet;

G.    WHEREAS Arena is the legal owner, beneficial owner, and/or investment manager for the legal or beneficial owner of (i) Claims, as defined in section 101(5) of the Bankruptcy Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Code”), against Charge under certain Securities Purchase Agreements, Non-Convertible Notes, and Convertible Notes, including but not limited to Arena’s Claims for certain Convertible Notes that purportedly converted into the Series D Preferred Equity Interests, and that certain Exchange Agreement and such Claims are secured by first-priority security interests in all assets of Charge (each, a “Lender Claim”) and equity interests as defined in section 101(16) of the Bankruptcy Code, identified on its signature page relating to Charge (each, a “Lender Interest”);

H.    WHEREAS the Parties acknowledge and agree that the Restructuring shall occur pursuant to a prepackaged plan of reorganization under chapter 11 of the Bankruptcy Code containing the terms and conditions set forth in the Summary of Principal Terms and Conditions of Restructuring attached hereto as Exhibit A (the “Plan Term Sheet”). Such plan, together with all plan-related documents, agreements, supplements, and instruments consistent with the Plan Term Sheet and Reasonably Acceptable to the Parties, shall be referred to herein as the “Plan.” For purposes of this Agreement, “Reasonably Acceptable” shall mean acceptable to Charge and Arena, as applicable, each in its reasonable discretion, provided, that, any documentation or matter consistent with a term specifically addressed in the Plan Term Sheet and this Agreement shall be deemed Reasonably Acceptable;

I.    WHEREAS the Parties further acknowledge that Charge requires the use of Arena’s cash collateral and debtor-in-possession financing during the pendency of the Chapter 11 Case. As such, Arena has consented to the use of its cash collateral and agreed and committed to provide debtor-in-possession financing to Charge (the “DIP Financing”) on terms Reasonably Acceptable to the Parties, to be contained in a Summary of Principal Terms and Conditions of DIP Financing (the “DIP Term Sheet”), to be finalized by the Parties no later than February 28, 2024;

J.    WHEREAS each Party has reviewed or has had the opportunity to review the Plan Term Sheet and this Agreement with the assistance of professional legal advisors of its own choosing;

K.    WHEREAS Arena desires to support and vote to accept the Plan, and Charge desires to obtain the commitment of Arena to do the same, in each case subject to the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, each promise and covenant being a material inducement to the Parties’ entry into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.    Charge Best Efforts for Implementation. The Parties believe that prompt Bankruptcy Court approval, confirmation, and consummation of the Plan will best facilitate the Restructuring and is in the best interests of Charge’s creditors, equity holders, and other parties in interest. Accordingly, to implement this Agreement, the Parties jointly and severally agree, on the terms and conditions set forth herein, that Charge shall use its commercially reasonable best efforts to:

a.    support and consummate the Restructuring, and take any and all reasonable and necessary actions in furtherance of the Restructuring, including satisfying the milestones set forth in paragraph 7(c), (h), (i), (j), (k), (l), (m), (n), (o), (p), and (q);

b.    negotiate in good faith and prepare a Key Employee Retention Plan (“KERP”) that is Reasonably Acceptable to the Parties and which will include the waiver by any subject employee of any severance entitlement in his or her employment agreement, as well as the waiver of his or her right to assert any general unsecured claim against the Debtors;

c.    prepare the Plan and disclosure statement accompanying the Plan (the “Disclosure Statement”) that are Reasonably Acceptable to the Parties and which will be filed by the Debtor to implement the Restructuring consistent with this Agreement and the Plan Term Sheet;

d.    on or before the Solicitation Date (as defined herein), solicit the requisite acceptances of the Plan in accordance with section 1125 of the Bankruptcy Code and any applicable orders of the Bankruptcy Court;

e.    on the Petition Date (as defined herein), file the Plan and Disclosure Statement and seek such other relief as the Parties determine proper;

f.    obtain Bankruptcy Court approval of the use of Arena’s cash collateral and Arena’s DIP Financing on an interim and, if necessary, final basis by orders in form and substance consistent with the DIP Term Sheet and Reasonably Acceptable to the Parties (each, a “DIP Order”);

g.    obtain Bankruptcy Court approval of the Disclosure Statement by order in form and substance consistent with the Plan Term Sheet and Reasonably Acceptable to the Parties (the “DS Approval Order”) and obtain Bankruptcy Court approval of the Plan by order in form and substance consistent with the Plan Term Sheet and Reasonably Acceptable to the Parties (the “Confirmation Order”), as expeditiously as practicable under the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the Bankruptcy Court’s local rules;

h.    not withdraw the Plan, and not file any exhibit, amendment, modification, or supplement to the Plan that contains any material term(s) that is inconsistent with the Plan Term Sheet and is not Reasonably Acceptable to Arena;

i.    not pursue, propose, or support, or encourage the pursuit, proposal, or support of any plan of reorganization for Charge that is inconsistent with the Plan, the Plan Term Sheet, or this Agreement; and

j.    take all actions reasonably necessary and appropriate to consummate the Plan at the earliest practicable date.

2.    Incorporation of Plan Term Sheet. The Plan Term Sheet is incorporated herein by reference and made part of this Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to any such terms in the Plan Term Sheet. The general terms and conditions of the Restructuring are set forth in the Plan Term Sheet; provided, however, that the Plan Term Sheet is supplemented by the terms and conditions of this Agreement. In the event the terms and conditions as set forth in the Plan Term Sheet and this Agreement are inconsistent, the terms and conditions as set forth in the Plan Term Sheet shall govern.

3.    Arena Representations as to Holdings of the Consenting Lenders. Arena represents and warrants, on a several but not joint basis, as of the date hereof:

a.    that it is the legal owner, beneficial holder, and/or the investment advisor or manager for the legal or beneficial owner of the Lender Claims and Lender Interests identified on its signature page hereto;

b.    that there are no Lender Claims against or Lender Interests in Charge of which it is the legal owner, beneficial owner and/or investment manager for the legal or beneficial owner that are not part of its Lender Claims or Lender Interests; and

c.    that it has the full power to vote, dispose of, and compromise, consistent with the provisions contained in the Plan Term Sheet, the aggregate principal amount of its Lender Claims.

4.    Arena Agreement to Support the Plan. For so long as this Agreement has not terminated in accordance with Section 8 below, and subject to Charge fulfilling its obligations as provided herein, Arena agrees to (a) use its commercially reasonable best efforts to support approval of the Disclosure Statement, and confirmation of the Plan; (b) not directly or indirectly pursue, propose, support, solicit, or encourage the pursuit, proposal, solicitation, or support of, any chapter 11 plan or other restructuring or reorganization (including, without limitation, any sale, proposal or offer of dissolution, winding up or merger) for, or the liquidation of, Charge or any of its direct or indirect subsidiaries that is inconsistent with the Plan, this Agreement, or the Plan Term Sheet; (c) not, nor encourage any other person or entity to, object, oppose, delay, impede, appeal or take any other negative action, directly or indirectly, to interfere with, the approval of the Disclosure Statement and the acceptance, implementation, confirmation and consummation of the Plan; (d) not commence any proceeding or prosecute any objection to oppose or object to the Plan or to the Disclosure Statement; and (e) vote its Lender Claims (and not revoke or withdraw its vote) to accept the Plan; provided that, in each case, (x) the Plan and Disclosure Statement meet all the requirements and conditions relating thereto as set forth in this Agreement and the Plan Term Sheet; and (y) the Disclosure Statement that is approved by the Bankruptcy Court does not contain information that differs materially from that which was known by Arena as of the date hereof that adversely affects Charge or the interests of Arena; and (z) to the extent this Agreement terminates after entry of the Disclosure Statement Order or the Plan Confirmation Order and prior to the Effective Date, any votes made by Arena to accept the Plan shall be null and void. Notwithstanding the foregoing, nothing in this Agreement shall be construed to prohibit Arena from appearing as a party-in-interest in any matter to be adjudicated in the Chapter 11 Case so long as such appearance and the positions advocated in connection therewith are not materially inconsistent with this Agreement and are not for the purpose of hindering or delaying (or reasonably likely to hinder or delay) implementation of the transactions and other matters contemplated by this Agreement. Notwithstanding anything herein to the contrary, if Arena is appointed to and serves on an official committee in the Chapter 11 Case, the terms of this Agreement shall not be construed to limit Arena’s exercise of its fiduciary duties in its role as a member of such committee, and any exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement; provided, however, that serving as a member of such committee shall not relieve Arena in its capacity as a holder of a Lender Claim of any obligations to maintain its vote in favor of the Plan; provided, further, that nothing in this Agreement shall be construed as requiring Arena to serve on any official committee in the Chapter 11 Case.

5.    Acknowledgement. The entry by the Parties into this Agreement is not and shall not be deemed to be a solicitation of votes for the acceptance of a chapter 11 plan for the purposes of sections 1125 and 1126 of the Bankruptcy Code. Charge will not solicit acceptances of the Plan from Arena until Arena has been provided with copies of the Disclosure Statement for which Charge will seek approval by the Bankruptcy Court.

6.    Limitations on Transfer. Arena agrees, for so long as this Agreement has not terminated in accordance with its terms (such period, the “Restricted Period”), not to (a) sell, transfer, assign, pledge (except bona fide pledges to its lenders or any Federal Reserve bank or branch), grant a participation interest in or otherwise dispose, directly or indirectly, of its right, title or interest (including any voting rights) in respect of the Arena Documents, including any of its Lender Claims or Lender Interests (to the extent held by it on the date hereof), in whole or in part, or any interest therein, except to the extent any such grant or disposition exists or occurs prior the date of this Agreement; provided for the avoidance of doubt that any internal transfers or assignments by Arena of its right title or interest in any Lender Claims or Lender Interests to affiliates shall not violate this RSA or (b) grant any proxies, deposit any of its interest in any Lender Claim or Lender Interests (to the extent held by it on the date hereof) into a voting trust, or enter into a voting agreement with respect to any such Lender Claim or Lender Interests, unless (i) the transferee agrees in writing at the time of such transfer to be bound by this Agreement in its entirety without revisions and to assume Arena’s obligations hereunder, and (ii) the transferor, within one (1) business day, provides written notice of such transfer to Charge and their legal counsel, Faegre Drinker Biddle & Reath LLP (Attention: Michael T. Gustafson, Michael P. Pompeo, and Patrick A. Jackson), together with a copy of the written agreement of the transferee to be bound by this Agreement in its entirety without revision. Upon compliance with the foregoing, (a) Arena shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations, and (b) the transferee shall be deemed to constitute a Party to this Agreement solely to the extent of such transferred rights and obligations. No Party may create or utilize any subsidiary to acquire any Lender Claims or Lender Interests without first causing such subsidiary to become a Party hereto or otherwise agreeing to be bound by this Agreement. Any sale, transfer, or assignment of any Lender Claim or Lender Interest that does not comply with the procedure set forth in this paragraph 6 shall be deemed void ab initio.

7.    Termination Events. The occurrence of any of the following events shall constitute a “Termination Event”:

a.    a written agreement among the Parties terminating this Agreement;

b.    the entry or issuance by any court of competent jurisdiction or other competent governmental or regulatory authority of an order making illegal or otherwise restricting, preventing, or prohibiting the consummation of the Restructuring;

c.    the Parties failure to agree to the DIP Term Sheet on or before March 1, 2024;

d.    the Parties failure to sign the PTGI Forbearance Agreement (as defined herein) on or before February 29, 2024;

e.    the withdrawal of the Plan by Charge or the public announcement by Charge of its intention not to support the Plan, or the support, directly or indirectly, by Charge for the filing of any plan of reorganization or liquidation and/or disclosure statement that is not consistent with the Plan, or the public announcement by Charge of its support, directly or indirectly, for any such inconsistent plan and/or disclosure statement, or any action or conduct by Charge reasonably suggesting an intention not to proceed with the Plan;

f.    the entry of any order in the Chapter 11 Case terminating either of Charge’s exclusive rights to file or solicit a plan of reorganization pursuant to section 1121 of the Bankruptcy Code;

g.    the amendment, modification, or the filing of a pleading by Charge that seeks to amend or modify the Plan, the Disclosure Statement, or any documents related to the Plan, notices, exhibits, or appendices, which amendment, modification, or filing is materially inconsistent with this Agreement and the Plan Term Sheet or is not Reasonably Acceptable to Arena;

h.    the commencement by Charge of any challenge or objection to the validity, enforceability, or priority of any claim or interest of Arena, or the support, directly or indirectly, by Charge in connection with any challenge or objection to same, or any ruling or order from the Bankruptcy Court sustaining any challenge or objection from any other party in interest to the validity, enforceability, or priority of any claim or interest of Arena;

i.    the failure of Charge to commence the solicitation of the Plan and Disclosure Statement on or before March 4, 2024 (the “Solicitation Date”)

j.    the failure of Charge to commence the Chapter 11 Case on or before the opening of business for the Bankruptcy Court on March 7, 2024 (the “Petition Date”);

k.    the failure of Charge to file the Plan and the Disclosure Statement on the Petition Date;

l.    the failure of Charge to obtain entry by the Bankruptcy Court of an interim DIP Order that is reasonably acceptable to the Parties within three (3) business days of the Petition Date;

m.    following Bankruptcy Court approval of the Interim or Final DIP Order, the occurrence of any event of default thereunder or under any related DIP Term Sheet or DIP credit agreement;

n.    the failure of Charge to obtain entry by the Bankruptcy Court of an order scheduling a combined Disclosure Statement and Plan confirmation hearing within three (3) business days of the Petition Date;

o.    the failure of Charge to obtain entry by the Bankruptcy Court of a final DIP Order that is reasonably acceptable to the Parties within thirty (30) days of the Petition Date;

p.    the failure of Charge to obtain a DS Approval Order within forty-five (45) days of the Petition Date;

q.    the failure of Charge to obtain an order from the Bankruptcy Court confirming the Plan that is Reasonably Acceptable to the Parties (the “Confirmation Order”) on or before forty-five (45) days of the entry of the DS Approval Order;

r.    the failure of the Effective Date to occur on or before May 5, 2024;

s.    the entry of an order denying approval of the Disclosure Statement or denying confirmation of the Plan where the revisions that would be necessary to the Disclosure Statement or the Plan in order to resolve the objections to these could not be done without breaching or contradicting this Agreement or the Plan Term Sheet or in a manner Reasonably Acceptable to the Parties;

t.    the dismissal of the Chapter 11 Case or the conversion of the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, or the appointment of an interim or permanent trustee in the Chapter 11 Case, or the appointment of a responsible officer or an examiner with powers beyond the duty to investigate and report (as set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code) in the Chapter 11 Case, or the filing by Charge of a motion, or any other actions by Charge, in support of any of the foregoing;

u.    the entry by any court (including the Bankruptcy Court) of a final, non-appealable order holding this Agreement to be unenforceable;

v.    the occurrence of any change, effect, event, development, circumstance, or state of facts, which as determined by Arena, in their reasonable discretion, (i) has had or would reasonably be expected to have a materially adverse effect on the business, properties, operations, financial condition, or results of operations of Charge, taken as a whole, (ii) would materially impair Charge’s ability to perform their obligations under this Agreement or the Plan, as applicable, (iii) has a materially adverse effect on or prevent or materially delay the consummation of the transactions contemplated by this Agreement, or (iv) would have a materially adverse effect on the feasibility of the Plan (the “Material Adverse Change”); provided that any such Material Adverse Change occurred after the Execution Date; provided further that the mere act of commencing the Chapter 11 Case contemplated by this Agreement shall not constitute a Material Adverse Change; or

w.    the occurrence of any breach of any representation or obligation under this Agreement by any of the Parties (to the extent not otherwise waived in accordance with the terms hereof).

x.    the commencement of any insolvency proceedings, including any voluntary or involuntary cases under chapter 11, in respect of any direct or indirect subsidiary of Charge.

y.    any of Craig Denson (Interim Chief Executive Officer), Jim Biehl (Chief Legal Officer), or Leah Schweller (Chief Financial Officer) assert general unsecured claims in the Chapter 11 Case in amounts in excess of those set out in the Plan Term Sheet.

The foregoing Termination Events are intended solely for the benefit of Charge and Arena. For the avoidance of doubt, neither Charge nor Arena may seek to terminate this Agreement based upon a material breach of, or a failure of a condition (if any) in, this Agreement arising out of its own actions or omissions.

8.    Termination of this Agreement. Upon the occurrence of any Termination Event, this Agreement shall terminate, automatically and without any requirement to provide notice of such termination. For avoidance of doubt, the automatic stay pursuant to section 362 of the Bankruptcy Code shall be deemed inapplicable, or waived, for purposes of providing notice hereunder.

9.    Effect of Termination. Upon termination of this Agreement, all obligations hereunder shall terminate and shall be of no further force and effect; provided, however, that any claim for breach of this Agreement shall survive termination and all rights and remedies with respect to such claims shall not be prejudiced in any way; but provided further, that the breach of this Agreement by one or more of the Parties shall not create any rights or remedies against any non-breaching Party unless such non-breaching Party has participated in or aided and abetted the breach by the breaching Party. Except as set forth above in this paragraph 9, upon such termination, any obligations of the non-breaching Parties set forth in this Agreement shall be null and void ab initio and all claims, causes of action, remedies, defenses, setoffs, rights, or other benefits of such non-breaching Parties shall be fully preserved without any estoppel, evidentiary, or other effect of any kind or nature whatsoever.

10.    Agreement regarding Subsidiaries. For so long as this Agreement has not terminated, and subject to Charge having complied with its obligations as provided herein, Arena will forbear from exercising any default-related rights and remedies against Charge or its direct or indirect subsidiaries arising under or related to the Arena Documents or applicable law; provided, however, nothing herein shall preclude Arena from enforcing its rights under the Arena Documents or applicable law against (i) the PTGi Guarantors following entry into a forbearance agreement with the PTGi Guarantors (the “PTGI Forbearance Agreement”) or (ii) third parties. Charge agrees not to cause any of its direct or indirect subsidiaries to commence any insolvency proceedings, including any voluntary or involuntary chapter 11 petitions, and not to support, directly or indirectly, the commencement of same.

11.    Parties’ Representations and Warranties. Each of the Parties for itself represents and warrants to each other Party, severally but not jointly, that, to the best of the Parties’ knowledge after reasonable inquiry, the following statements are true, correct and complete as of the date hereof:

a.    Corporate Power and Authority. It is duly organized, validly existing, and in good standing under the laws of the state of its organization, and it has all requisite corporate, partnership, or other power and authority to enter into this Agreement and to carry out the transactions contemplated by, and to perform its respective obligations under, this Agreement.

b.    Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or other action on its part.

c.    Binding Obligation. Subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement constitutes its legal, valid, and binding obligation, enforceable in accordance with the terms hereof.

d.    No Conflicts. Other than in those contracts that Charge has specifically informed Arena about contemporaneously herewith and/or occurring by the mere act of commencing the Chapter 11 Case contemplated by this Agreement, the execution, delivery and performance by it (when such performance is due) of this Agreement do not and shall not (i) violate any provision of law, rule, or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.

12.    Charge’s Covenants, Representations, and Warranties. Charge represents, acknowledges, and warrants that the following statements are true, correct and complete to the best of Charge’s knowledge:

a.    No Other Claims. Other than such claims set forth on the Plan Term Sheet, there are no Priority Tax Claims, Other Secured Claims, or Other Priority Claims to be administered in the Chapter 11 Case.

b.    Contract Assumption. During its Chapter 11 Case, Charge shall not assume or reject any executory contract without prior written consent of Arena.

c.    Litigation Consultation. Charge shall consult with Arena regarding all pending or potential litigation claims and causes of action, including but not limited to those matters related to the pending litigation in the Charge Enterprises, Inc. v. Kenneth Adam Orr et al., Index No. 650109/2024 (N.Y. Sup. Ct. Jan. 8, 2024) (the “KORR Litigation”), and any other claims and causes of actions related thereto, and Charge shall not undertake any material actions in the KORR Litigation absent prior written consent of Arena, which will not be unreasonably withheld.

d.    Tax structuring. Charge covenants to work in good faith and cooperatively with Arena to ensure that the restructuring is accomplished in a way that preserves tax attributes and efficiencies, to the maximum extent possible.

13.    Adequate Information. Although none of the Parties intends that this Agreement should constitute, and they each believe it does not constitute, a solicitation or acceptance of the Plan, they each acknowledge and agree that adequate information was provided by Charge to Arena in order to enable it to make an informed decision such that, were this Agreement to be construed as or deemed to constitute such a solicitation or acceptance, such solicitation was (i) in compliance with any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation, or (ii) if there is not any such law, rule, or regulation, solicited after disclosure to such holder of “adequate information” as such term is defined in section 1125(a) of the Bankruptcy Code.

14.    Public Announcements and Bankruptcy Court Filings. Charge may disclose the existence of, and nature of, support evidenced by this Agreement in one or more public releases, provided that such public releases are subject to the reasonable consent of Arena. Notwithstanding anything contained herein, in connection with the filing of the Chapter 11 Case with the Bankruptcy Court, and subject to the reasonable consent of Arena, Charge may, though is not obligated to by this Agreement, attach a form of this Agreement and the Plan Term Sheet, as exhibits to any pleading filed in the Chapter 11 Case.

15.    Amendment or Waiver. Except as otherwise specifically provided herein, this Agreement may not be modified, waived, amended, or supplemented unless such modification, waiver, amendment, or supplement is in writing and has been signed by each of the Parties. No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver be deemed a continuing waiver.

16.    Notices. Any notice required or desired to be served, given or delivered under this Agreement shall be in writing, and shall be deemed to have been validly served, given or delivered if provided by personal delivery, or upon receipt of email delivery, as follows:

a.    if to Charge, Faegre Drinker Biddle & Reath LLP, Attention: Michael T. Gustafson, 320 South Canal Street, Suite 3300, Chicago, Illinois 60606, email: mike.gustafson@faegredrinker.com; Michael P. Pompeo, 1177 Avenue of the Americas, 41st Floor, New York, New York 10036, email: michael.pompeo@faegredrinker.com; and Patrick A. Jackson, 222 Delaware Avenue, Suite 1410, Wilmington, Delaware 19801, email: patrick.jackson@faegredrinker.com.

b.    if to Arena, White & Case LLP, Attention: Harrison Denman, 1221 Avenue of the Americas, New York, New York 10020-1095, hdenman@whitecase.com.

17.    Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. By its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the United States District Court for the District of Delaware. By execution and delivery of this Agreement, each of the Parties hereto irrevocably accepts and submits itself to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit, or proceeding, and waives any objection it may have to venue or the convenience of the forum. Notwithstanding the foregoing consent to Delaware jurisdiction, each of the Parties hereto hereby agrees that, upon commencement of the Chapter 11 Case, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

18.    Headings. The headings of the sections, paragraphs, and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

19.    Interpretation. This Agreement is the product of negotiations of the Parties, and in the enforcement or interpretation hereof is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

20.    Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators, and representatives.

21.    No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties hereto, and no other person or entity shall be a third-party beneficiary hereof.

22.    No Waiver of Participation and Reservation of Rights. Except as expressly provided in this Agreement and in any amendment among the Parties, or in any other agreement, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the Parties to protect and preserve its rights, remedies, and interests, including without limitation, its claims against any of the other Parties (or their respective affiliates or subsidiaries) or its full participation in the Chapter 11 Case. If the transactions contemplated by this Agreement or in the Plan Term Sheet and the Plan are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Rule 408 of the Federal Rules of Evidence and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

23.    No Admissions. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses that it has asserted or could assert. No Party shall have, by reason of this Agreement, a fiduciary relationship in respect of any other Party or any party-in-interest in the Chapter 11 Case, or any of Charge, and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon any Party any obligations in respect of this Agreement except as expressly set forth herein.

24.    Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

25.    Reservation of Rights. If the Restructuring is not consummated as provided herein, if a Termination Event occurs, or if this Agreement is otherwise terminated for any reason, Arena fully reserves any and all of their respective rights, remedies, and interests under the Arena Documents, applicable law, and in equity.

26.    No Consideration. It is hereby acknowledged by each of the Parties that no consideration shall be due or paid to the Parties for their agreement to support or not interfere with the Plan and the Restructuring in accordance with the terms and conditions of this Agreement, other than the obligations of the other Parties under this Agreement, the Plan Term Sheet, the DIP Term Sheet, and the Plan.

27.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement electronic mail transmission shall be effective as delivery of a manually executed signature page of this Agreement.

28.    Representation by Counsel. Each Party acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated herein. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

29.    Entire Agreement. This Agreement and the exhibits hereto, including, without limitation, the Term Sheets, constitute the entire agreement between the Parties and supersedes all prior and contemporaneous agreements, representations, warranties, and understandings of the Parties, whether oral, written, or implied, as to the subject matter hereof.

30.    Several Not Joint. The agreements, representations, and obligations of the Parties under this Agreement are, in all respects, several and not joint. Any breach of this Agreement by any Party shall not result in liability for any other non-breaching Party.

31.    Cooperation.Charge shall, except (a) in an emergency where it is not reasonably practicable or (b) upon consent of Arena’s counsel, provide to Arena’s counsel copies of all motions or applications or objections, or other documents Charge intends to file with the Bankruptcy Court no later than two (2) business days prior to the date when Charge intends to file any such document and shall consult in good faith with Arena’s counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court.

32.    Further Assurances. Subject to the terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such other acts in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the Plan.

[Signature pages follow]

IN WITNESS WHEREOF the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first above written.

CHARGE ENTERPRISES, INC.

By: __/s/Craig Denson______2/25/2024___

Name: Craig Denson

Title: Interim Chief Executive Officer

IN WITNESS WHEREOF the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first above written.

AI Amped I, LLC

By: __/s/Lawrence Cutler______________________

Name: Lawrence Cutler

Title: Authorized Signatory of AI Amped I, LLC

Address:

Attn: Vincent DeVito

Tel: [OMITTED]

Email: [OMITTED]

Principal Amount of Lender Claim $25,847,423*

*Amount excludes accrued and unpaid exit fee, interest late fees, default interest, liquidated damages, and other fees and expenses.

Date:___________2/26/2024_______________________

IN WITNESS WHEREOF the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first above written.

AI Amped II, LLC

By: __/s/Lawrence Cutler______________________

Name: Lawrence Cutler

Title: Authorized Signatory of AI Amped II, LLC

Address:

Attn: Vincent DeVito

Tel: [OMITTED]

Email: [OMITTED]

Principal Amount of Lender Claim $12,498,889*

*Amount excludes accrued and unpaid exit fee, interest late fees, default interest, liquidated damages, and other fees and expenses.

Date:___________2/26/2024_______________________

IN WITNESS WHEREOF the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first above written.

Arena Finance Markets, LP

By: __/s/Lawrence Cutler______________________

Name: Lawrence Cutler

Title: Authorized Signatory of Arena Finance Markets, LP

Address:

Attn: Vincent DeVito

Tel: [OMITTED]

Email: [OMITTED]

Class & Number of Shares Held:

Common Stock: 898,925

Date:___________2/26/2024_______________________

IN WITNESS WHEREOF the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first above written.

Mt Whitney Securities, LLC

By: __/s/Lawrence Cutler______________________

Name: Lawrence Cutler

Title: Authorized Signatory of Mt Whitney Securities, LLC

Address:

Attn: Vincent DeVito

Tel: [OMITTED]

Email: [OMITTED]

Class & Number of Shares Held:

Common Stock: 9,683,830

Date:___________2/26/2024_______________________

IN WITNESS WHEREOF the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first above written.

Arena Special Opportunities Fund, LP

By: __/s/Lawrence Cutler______________________

Name: Lawrence Cutler

Title: Authorized Signatory of Arena Special Opportunities Fund, LP

Address:

Attn: Vincent DeVito

Tel: [OMITTED]

Email: [OMITTED]

Class & Number of Shares Held:

Common Stock: 3,856,697

Date:___________2/26/2024_______________________

IN WITNESS WHEREOF the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first above written.

Arena Special Opportunities Partners I, LP

By: __/s/Lawrence Cutler______________________

Name: Lawrence Cutler

Title: Authorized Signatory of Arena Special Opportunities Partners I, LP

Address:

Attn: Vincent DeVito

Tel: [OMITTED]

Email: [OMITTED]

Class & Number of Shares Held:

Common Stock: 6,162,776

Date:___________2/26/2024_______________________

IN WITNESS WHEREOF the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first above written.

Arena Finance Markets, LP

By: __/s/Lawrence Cutler______________________

Name: Lawrence Cutler

Title: Authorized Signatory of Arena Finance Markets, LP

Address:

Attn: Vincent DeVito

Tel: [OMITTED]

Email: [OMITTED]

Class & Stated Value:

Series C $207,409

Date:___________2/26/2024_______________________

IN WITNESS WHEREOF the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first above written.

Mt Whitney Securities, LLC

By: __/s/Lawrence Cutler______________________

Name: Lawrence Cutler

Title: Authorized Signatory of Mt Whitney Securities, LLC

Address:

Attn: Vincent DeVito

Tel: [OMITTED]

Email: [OMITTED]

Class & Seated Value:

Series C $2,223,328

Date:___________2/26/2024_______________________

IN WITNESS WHEREOF the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first above written.

Arena Special Opportunities Fund, LP

By: __/s/Lawrence Cutler______________________

Name: Lawrence Cutler

Title: Authorized Signatory of Arena Special Opportunities Fund, LP

Address:

Attn: Vincent DeVito

Tel: [OMITTED]

Email: [OMITTED]

Class & Sated Value:

Series C $1,149,891

Date:___________2/26/2024_______________________

IN WITNESS WHEREOF the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first above written.

Arena Special Opportunities Partners I, LP

By: __/s/Lawrence Cutler______________________

Name: Lawrence Cutler

Title: Authorized Signatory of Arena Special Opportunities Partners I, LP

Address:

Attn: Vincent DeVito

Tel: [OMITTED]

Email: [OMITTED]

Class & Stated Value:

Series C $3,826,780

Date:___________2/26/2024__________

IN WITNESS WHEREOF the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first above written.

Arena Finance Markets, LP

By: __/s/Lawrence Cutler______________________

Name: Lawrence Cutler

Title: Authorized Signatory of Arena Finance Markets, LP

Address:

Attn: Vincent DeVito

Tel: [OMITTED]

Email: [OMITTED]

Class & Stated Value:

Series E $88,583

Date:___________2/26/2024_______________________

IN WITNESS WHEREOF the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first above written.

Mt Whitney Securities, LLC

By: __/s/Lawrence Cutler______________________

Name: Lawrence Cutler

Title: Authorized Signatory of Mt Whitney Securities, LLC

Address:

Attn: Vincent DeVito

Tel: [OMITTED]

Email: [OMITTED]

Class & Seated Value:

Series E $964,199

Date:___________2/26/2024_______________________

IN WITNESS WHEREOF the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first above written.

Arena Special Opportunities Fund, LP

By: __/s/Lawrence Cutler______________________

Name: Lawrence Cutler

Title: Authorized Signatory of Arena Special Opportunities Fund, LP

Address:

Attn: Vincent DeVito

Tel: [OMITTED]

Email: [OMITTED]

Class & Sated Value:

Series E $339,167

Date:___________2/26/2024_______________________

IN WITNESS WHEREOF the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first above written.

Arena Special Opportunities Partners I, LP

By: __/s/Lawrence Cutler______________________

Name: Lawrence Cutler

Title: Authorized Signatory of Arena Special Opportunities Partners I, LP

Address:

Attn: Vincent DeVito

Tel: [OMITTED]

Email: [OMITTED]

Class & Stated Value:

Series E $208,052

                                                                        Date:___________2/26/2024___________

Exhibit A

Plan Term Sheet

CHARGE ENTERPRISES, INC.

Summary of Principal Terms and Conditions of
Prepackaged Chapter 11 Plan of Reorganization

February 26, 2024

The terms and conditions set forth in this term sheet (this “Plan Term Sheet”) are meant to be part of a comprehensive compromise, each element of which is consideration for the other elements and an integral aspect of the proposed restructuring.

This Plan Term Sheet does not constitute an offer or a legally binding obligation of the Company (as defined below), Arena (as defined below), or any other party in interest, nor does it constitute an offer of securities or a solicitation of the acceptance or rejection of a chapter 11 plan for the Company. The transactions contemplated by this Plan Term Sheet will be subject to the terms and conditions to be set forth in definitive documents acceptable to the Company and Arena.

Until publicly disclosed by the Company, with the prior written consent of Arena, this Plan Term Sheet is strictly confidential and may not be shared with any person other than the Company and Arena and each such party’s professionals and advisors.

I. RELEVANT PARTIES IN INTEREST; BACKGROUND
Company:	Charge Enterprises, Inc. (the “Company” or the “Debtor” and as reorganized pursuant to the Plan, the “Reorganized Company”).
Prepetition Lenders:

AI Amped I, LLC (“AI Amped I”) and AI Amped II, LLC (“AI Amped II,” together with AI Amped I and certain affiliates that own securities of the Company, “Arena”), which hold claims against the Company under certain Securities Purchase Agreements, certain Convertible and Non-Convertible Promissory Notes (including, but not limited to claims on the secured notes converted into the Series D Preferred Equity Interests), and that certain Exchange Agreement collectively referred to herein as the “Prepetition Lender Claims.”  The Prepetition Lender Claims are secured, in whole or in part, by first-priority security interests in all assets of the Company.

DIP Lenders:

Arena will provide debtor-in-possession financing (the “DIP Financing”) to the Debtor on the terms set forth in the DIP Term Sheet (as defined below), which shall be secured by first-priority liens on all property of, and a superpriority claim against, the Debtor’s bankruptcy estate. The DIP Lenders’ claims in connection with the DIP Financing are collectively referred to herein as the “DIP Claims.”

Management:

Debtors’ Chief Executive Officer (Craig Denson), General Counsel (Jim Biehl), and Chief Financial Officer (Leah Schweller) are referred to herein, collectively, as “Management”; their employment agreements with the Company are referred to herein, collectively, as “Management Employment Agreements”; and their claims against the Company (including, without limitation, arising out of any future rejection of the Management Employment Agreements by the Debtor) are referred to herein, collectively, as “Management Employment Claims.”

General Unsecured Claimants:

Holders of all general unsecured, non-priority claims against the Debtor that are not Prepetition Lender Claims, Management Employment Claims, Section 510(b) Claims (as defined below), or Other Subordinated Claims (as defined below), including, without limitation, claims arising out of the rejection of executory contracts (other than Management Employment Agreements) or unexpired leases by the Debtor (the “Unsecured Claims”).

Section 510(b) Claimants:

Holders of all unsecured, non-priority claims that are subordinate in right of distribution to Unsecured Claims or Preferred Interests (as defined below), or both, by operation of section 510(b) of the Bankruptcy Code (the “Section 510(b) Claims”).

Other Subordinated Claimants:

Holders of all unsecured, non-priority claims that are subordinate in right of distribution to Unsecured Claims by operation of sections 510(a), 510(c), or 726(a)(3)-(5) of the Bankruptcy Code (the “Other Subordinated Claims”).

Preferred C Shareholders:	Holders of all Series C preferred equity interests in the Company (the “Series C Preferred Interests”), which holders include ICG Charge Me, LLC (“Island”).
Preferred D Shareholders:	Holders of all Series D preferred equity interests (if any) in the Company (the “Series D Preferred Interests”).
Preferred E Shareholders:

Holders of all Series E preferred equity interests in the Company (the “Series E Preferred Interests” and, together with the Series C Preferred Interests and Series D Preferred Interests, the “Preferred Interests”).

Common Shareholders:	Holders of all common equity interests in the Company (the “Common Interests”).
Restructuring Transaction:

Subject to the terms hereof and the RSA (as defined below), the Company shall restructure its capital structure (the “Restructuring”) through a prepackaged plan of reorganization (the “Plan”), the material terms and conditions of which are set forth herein and which shall otherwise be in form and substance Reasonably Acceptable (as defined below) to the Company and Arena.

To effectuate the Restructuring, the Company and Arena signed the Restructuring and Plan Support Agreement (the “RSA”). Consistent with the RSA, the Company shall file a voluntary petition for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Code”) (the “Chapter 11 Case”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), and Arena shall permit the Debtor’s use of cash collateral on terms set forth below and shall provide DIP Financing for purposes of prosecuting the Chapter 11 Case in the amount, and on the terms and conditions, to be set forth in a term sheet that is Reasonably Acceptable (as defined below) to the Company and Arena (the “DIP Term Sheet”). The date of commencement of the Chapter 11 Case shall hereinafter be referred to as the “Petition Date.”

The Plan, together with all plan-related documents, agreements, supplements, and instruments shall be consistent with this Plan Term Sheet and Reasonably Acceptable to the Debtor and Arena. For purposes of this Plan Term Sheet, “Reasonably Acceptable” shall mean acceptable to the Debtor or Arena (as applicable) in such party’s reasonable discretion, provided, that, any documentation or matter consistent with this Plan Term Sheet shall be deemed Reasonably Acceptable.

II. TREATMENT OF CLAIMS AND INTERESTS UNDER PLAN
DIP Claims (unclassified; non-voting):	DIP Claims will be deemed satisfied by the issuance of equity interests in the Reorganized Company to Arena, as set forth below in connection with the treatment of Prepetition Lender Claims.
Administrative Claims (unclassified; non-voting):

On or as soon as practicable after the later of (x) the effective date of the Plan (the “Effective Date”) or (y) the date on which such claim is allowed, each holder of an allowed administrative priority claim (“Administrative Claims”) shall receive cash equal to the full amount of its claim, unless otherwise agreed to by such holder, the Debtor, and Arena, or permitted by the Bankruptcy Code.

Priority Tax Claims (unclassified; non-voting):

On or as soon as practicable after the later of (x) the Effective Date or (y) the date on which such claim is allowed, each holder of an allowed priority claim of the type described in section 1129(a)(9)(C) or (D) (“Priority Tax Claims”) shall receive cash equal to the full amount of its allowed claim, unless otherwise agreed to by such holder, the Debtor, and Arena, or permitted by the Bankruptcy Code. The Company does not believe that there are or will be a material amount of allowed Priority Tax Claims.

Prepetition Lender Claims (voting):

The DIP Term Sheet shall provide for the Debtor’s stipulation to allowance of the Prepetition Lender Claims in an amount certain that is Reasonably Acceptable to the Company and Arena (the “Stipulated Prepetition Lender Claims Amount”), subject to customary third-party challenge rights.

In consideration for the consensual use of cash collateral, the incurrence of DIP Financing, and Arena’s agreements and undertakings with respect to the Plan (including, without limitation, its agreement to release its claims and liens against certain of the Debtors’ direct and indirect subsidiaries as stated below, effective upon the Effective Date), the Prepetition Lender Claims shall be allowed in an amount not less than the Stipulated Prepetition Lender Claims Amount.

On the Effective Date, in full and final satisfaction of the DIP Claims and the Prepetition Lender Claims, Arena or its designee(s) shall receive 100% of the equity interests in the Reorganized Company.

Island Gift: If the following conditions are satisfied as of the Effective Date, then Arena will designate Island to receive 5% of the equity interests in the Reorganized Company on the Effective Date, which equity interests shall, to the maximum extent permitted by applicable law, be non-voting (the “Island Gift Distribution”):

●         Island and its affiliates (including Island Capital Group Advisor LLC) shall not have objected to confirmation of the Plan; and

●         Island and its affiliates (including Island Capital Group Advisor LLC) shall have agreed to release all claims and causes of action against (i) the Debtor, (ii) the Ds & Os (as defined below), and (ii) Arena and its current and former officers, directors, employees, advisors, attorneys, professionals, accountants, consultants, agents and other representatives (including their respective officers, directors, employees, members and professionals), which agreement shall be memorialized in a provision of the Court’s order confirming the Plan that is Reasonably Acceptable to Arena.

Other Secured Claims (classified; non-voting—deemed to accept):

To the extent there are any allowed claims other than DIP Claims, Prepetition Lender Claims, or Priority Tax Claims (as defined below) that are secured by property of the estate (“Other Secured Claims”), at the option of Arena: (i) the legal, equitable and contractual rights to which the Other Secured Claim entitles the holder thereof shall be left unaltered; (ii) the Other Secured Claim shall be left unimpaired in the manner described in section 1124(2) of the Bankruptcy Code; or (iii) on or as soon as practicable after the later of (x) the Effective Date or (y) the date on which such claim is allowed, the Other Secured Claim shall be paid in full, in cash. The Company does not believe that there are or will be any allowed Other Secured Claims.

Other Priority Claims (classified; non-voting—deemed to accept):

On or as soon as practicable after the later of (x) the Effective Date or (y) the date on which such claim is allowed, each holder of an allowed priority claim other than an Administrative Claim or Priority Tax Claim (“Other Priority Claims”) shall receive cash equal to the full amount of its allowed claim, unless otherwise agreed to by such holder or permitted by the Bankruptcy Code. The Company does not believe that there are or will be any allowed Other Priority Claims.

Unsecured Claims (classified; non-voting—deemed to accept):

With respect to each Unsecured Claim, at the option of Arena: (i) the legal, equitable and contractual rights to which such Unsecured Claim entitles the holder thereof shall be left unaltered; (ii) the Unsecured Claim shall be left unimpaired in the manner described in section 1124(2) of the Bankruptcy Code; or (iii) on or as soon as practicable after the later of (x) the Effective Date; or (y) the date on which such claim is allowed, the Unsecured Claim shall be paid in full, in cash.

Section 510(b) Claims (classified; non-voting—deemed to reject):

On the Effective Date, each Section 510(b) Claim (if any) shall be cancelled, released, and extinguished, and will be of no further force or effect, and the holder thereof shall receive no recovery or distribution under the plan on account of its Section 510(b) Claim.

Other Subordinated Claims (classified; non-voting—deemed to reject):

On the Effective Date, each Other Subordinated Claim (if any) shall be cancelled, released, and extinguished, and will be of no further force or effect, and the holder thereof shall receive no recovery or distribution under the plan on account of its Other Subordinated Claim.

Series C Preferred Interests (non-voting; deemed to reject):

On the Effective Date, each Series C Preferred Interest shall be canceled, released, and extinguished, and will be of no further force or effect, and the holder thereof shall receive no recovery or distribution under the Plan on account of its Series C Preferred Interests.

Series D Preferred Interests (non-voting; deemed to reject):

On the Effective Date, each Series D Preferred Interest shall be canceled, released, and extinguished, and will be of no further force or effect, and the holder thereof shall receive no recovery or distribution under the Plan on account of its Series D Preferred Interests.

Series E Preferred Interests (non-voting; deemed to reject):

On the Effective Date, each Series E Preferred Interest shall be canceled, released, and extinguished, and will be of no further force or effect, and the holder thereof shall receive no recovery or distribution under the Plan on account of its Series E Preferred Interests.

Common Interests (non-voting; deemed to reject):

On the Effective Date, each Common Interest shall be canceled, released, and extinguished, and will be of no further force or effect, and the holder thereof shall receive no recovery or distribution under the Plan on account of its Common Interests.

III. CERTAIN OTHER TERMS
Conditions to Confirmation and Effective Date:

Customary conditions precedent to confirmation and to the Effective Date that must be satisfied or waived by agreement of Arena in its sole discretion. Additional conditions precedent to confirmation and the Effective Date, as applicable, will be:

●         That Management shall have consented to the treatment of their Management Employment Agreements and Management Employment Claims under the Plan (as set forth below in connection with the treatment of executory contracts);

●         That Ds & Os (as defined below) shall have provided notice to the insurers under the Debtor’s D&O Insurance Policies (as defined below), in a form and manner Reasonably Acceptable to Arena, of potential claims arising during the policy periods of such policies. As used herein, “D&O Insurance Policies” means all insurance policies for current or former directors’, officers’, employees’, attorneys’, other professionals’ and agents’ liability maintained by the Debtor or its Subsidiaries (as defined below), as applicable, as of the Petition Date or purchased by the Debtor or its Subsidiaries (as defined below), as applicable, prior to the Petition Date;

●         That Arena shall have provided a side letter agreement executed by Arena and executable by any current director at his or her option (the “Director Side Letter Agreement”), which shall provide (i) a mutual agreement not to commit torts of defamation, false light, invasion of privacy, or breach of confidence against one another (collectively, “Defamation Actions”), (ii) that, if (a) a D&O commences an independent action against Arena for breach of this side letter agreement arising from statements made after the date hereof and (b) the D&O is the prevailing party in such action, then the release of Arena D&O Claims (as defined below) against such D&O shall not be voidable by Arena, and (iii) an agreement for fee shifting in any action for breach of the side letter agreement in favor of the prevailing party to such action. The form of Director Side Letter Agreement shall be included in the Plan Supplement (as defined below).

●         That Arena shall have provided a side letter agreement executed by Arena and executable by any current officer of the Debtor at his or her option (the “Officer Side Letter Agreement”), which shall provide (i) a mutual agreement not to commit Defamation Actions or tortious interference in relation to the Management Employment Agreements, (ii) that, if (a) a D&O commences an independent action against Arena for breach of this side letter agreement arising from statements made after the date hereof and (b) the D&O is the prevailing party in such action, then the release of Arena D&O Claims (as defined below) against such D&O shall not be voidable by Arena, and (iii) an agreement for fee shifting in any action for breach of the side letter agreement in favor of the prevailing party to such action. The form of Officer Side Letter Agreement shall be included in the Plan Supplement (as defined below).

Vesting of Assets:

On the Effective Date, all property of the Debtor’s estate (other than any claims or causes of action released under the Plan) shall re-vest in the Reorganized Company, free and clear of claims and interests of creditors and equity security holders under section 1141(c) of the Bankruptcy Code.

Plan Administration:

Rights, powers, and duties in connection with administration of the Plan shall be vested in a “Plan Administrator,” which shall be the Reorganized Company or such other person as is identified in the supplemental Plan documents filed prior to the hearing on confirmation of the Plan (the “Plan Supplement”), which person shall be Reasonably Acceptable to each of the Debtor and Arena.

Corporate Governance and Management:

Arena shall (i) identify the proposed officers and directors of the Reorganized Company in sufficient time for that information to be included in the Plan Supplement and (ii) to the extent necessary, prepare any corporate governance documents that will be implemented for the Reorganized Company.

Executory Contracts and Unexpired Leases:

The Management Employment Agreements and any other executory contracts or unexpired leases identified for rejection by Arena prior to the Effective Date will be rejected under the Plan; all other executory contracts and unexpired leases that have not been assumed or rejected by the Debtor during the pendency of the Chapter 11 Case shall be deemed assumed under the Plan. Management Employment Claims resulting from the rejection of the respective Management Employment Agreements will be deemed allowed under the Plan in the amounts of $316,228.00 (Denson), $241,927.00 (Biehl), and $224,153.00 (Schweller), which Management Employment Claims shall be paid in cash, in full on the Effective Date.

Debtor Releases:

To the maximum extent permitted by law, releases of all claims and causes of action of the Debtor, its estate, the Debtor’s direct and indirect non-debtor subsidiaries (the “Subsidiaries”), and anyone claiming by or through any of them, against (i) Arena and (ii) its current and former officers, directors, employees, advisors, attorneys, professionals, accountants, consultants, agents and other representatives (including their respective officers, directors, employees, members and professionals) (each, an “Arena Related Party” and collectively, the “Arena Related Parties”).

To the maximum extent permitted by law, releases of all claims and causes of action of the Debtor, its estate, the Subsidiaries, and anyone claiming by or through any of them, against the Debtor’s officers and directors as of the Petition Date (and for the avoidance of doubt, excluding any of the Debtor’s former directors and officers) (the “Ds & Os,” and each of them individually, a “D&O”), provided that such releases shall not release any claim or cause of action against the Ds & Os (regardless of whether acting in a fiduciary capacity) that is or may be covered by the Debtor’s D&O Insurance Policies (as determined in good faith by the Reorganized Company) (the “Company D&O Claims”), except to the extent set forth in the following section. For the avoidance of doubt, any good-faith determination of the Reorganized Company with respect to insurance coverage shall not be binding upon (i) any insurer under any applicable D&O Insurance Policy or (ii) the Ds & Os.

The Subsidiaries’ agreement to the releases in this section (and with respect to Company D&O Claims, their agreement to the limitation of liability set forth in the following section) shall be memorialized in a provision of the Court’s order confirming the Plan.

For the avoidance of doubt, claims and causes of action of the Debtor, its estate, the Subsidiaries, and anyone claiming by or through any of them, against persons other than Arena, the Arena Related Parties, and the Ds & Os are not released and shall remain property of the Reorganized Company or the Subsidiaries, as applicable. Such non-released persons include, without limitation, former directors and officers and the defendants in the civil action captioned Charge Enterprises, Inc. v. Kenneth Adam Orr et al., Index No. 650109/2024, pending in the Supreme Court of New York, New York County.

Company D&O Claims:

Subject to the provisions of the Debtor releases of the Ds & Os, (i) any recovery on account of any Company D&O Claim, including in each case by way of settlement or judgment, shall be satisfied solely by and to the extent of the proceeds of any applicable D&O Insurance Policy (including, but not limited to, the Debtor’s available D&O Insurance Policies) after payment from such D&O Insurance Policies of any and all covered costs and expenses incurred in connection with the defense of the Company D&O Claims; (ii) the Reorganized Company (or Subsidiaries, as applicable), in seeking to execute, garnish, or otherwise attempt to collect on any settlement of or judgment on the Company D&O Claims shall do so solely upon (a) the Debtor’s insurers under the D&O Insurance Policies and (b) available insurance coverage from the Debtor’s available D&O Insurance Policies; and (iii) the Reorganized Company (or Subsidiaries, as applicable) shall not (a) record any judgment against the Ds & Os, or (b) otherwise attempt to collect, directly or indirectly, from the personal assets of the Ds & Os with respect to the Company D&O Claims.

Upon the earlier to occur of (i) a final denial by the Debtor’s insurers under the D&O Insurance Policies of any coverage for claims asserted against, and properly noticed to, the Debtor’s available D&O Insurance Policies on account of the Company D&O Claims, and the first to occur of either the expiration of the period to challenge any such final denial or the resolution of any appeal of any such final denial, if pursued; or (ii) exhaustion of the available insurance coverage under the D&O Insurance Policies, the Company D&O Claims shall be released and discharged without the need for further action or Bankruptcy Court order; provided, however, that the foregoing clause (i) shall only apply to coverage claims asserted against the Debtor’s available D&O Insurance Policies on account of the Company D&O Claims for which coverage is denied, and shall not apply to coverage claims asserted against the Debtor’s available D&O Insurance Policies on account of the Company D&O Claims for which coverage is not denied. For the avoidance of doubt, the Company D&O Claims shall not be so released until the occurrence of one of the two conditions stated in the preceding sentence above, as may be applicable.

Any assignee or successor in interest of the Reorganized Company or Subsidiaries with respect to the Company D&O Claims shall be bound by the foregoing provisions, including, but not limited to, the restrictions in clause (iii) of the first sentence above.

For the avoidance of doubt, nothing in this section shall affect the right of the Plan Administrator (or Subsidiaries, as applicable) to raise a Company D&O Claim defensively by way of setoff or recoupment against any claim that might be brought against the Debtor (or Subsidiaries, as applicable) by any of the Ds & Os, provided that no affirmative recovery from the Ds & Os is sought by the Plan Administrator (or Subsidiaries, as applicable) in connection with such assertion.

Insurance Neutrality:

Customary provisions stating that nothing in the Plan imposes any greater or different obligations on any insurer of the Debtor, limits any coverage defense that would otherwise be applicable to an insurer, or otherwise alters the terms of any insurance policy of the Debtor.

Third-Party Releases:	None, other than (i) the possibility of a consensual third-party release by Island in connection with the Island Gift Distribution and (ii) the releases of Arena and the Arena Parties by the Ds & Os.
Exculpation:

Customary exculpation provisions in favor the Debtor, the Ds & Os, and the Debtor’s advisors, which exculpation, for the avoidance of doubt, shall not provide for the exculpation or release of claims of the Debtor arising prepetition against any advisors or former directors and officers.

Arena shall also be included as an exculpated party and the Debtor will use good faith efforts to obtain approval of the same; however, for the avoidance of doubt, confirmation and effectiveness of the Plan shall not be conditioned upon Arena’s inclusion as an exculpated party in the Plan as confirmed by the Bankruptcy Court.

Discharge:	Customary discharge provisions.
Injunctions:	Customary injunction provisions implementing the discharge and releases provided in the Plan and protecting against interference with implementation of the Plan.
Bar Dates and Claims Reconciliation:

Plan will establish customary non-governmental and governmental claims bar dates, and administrative claims bar dates, to occur as soon as practicable after the Effective Date.

Customary claims reconciliation provisions with retention of jurisdiction by the Bankruptcy Court to hear and determine all objections to claims brought by the Plan Administrator post-confirmation.

Arena Releases of Certain Subsidiaries; Preservation of Arena Claims Against PTGi Guarantors:

Arena shall release all claims and causes of action against all Subsidiaries other than PTGi International Carrier Services, Inc. (“PTGi”), Go2Tel.com Inc. (“Go2Tel”), and Charge Communications Inc. (“CCI,” and together with PTGi and Go2Tel, the “PTGi Guarantors”). For the avoidance of doubt, nothing in the Plan is intended, nor shall it be construed, to eliminate, reduce, satisfy, or otherwise affect any liability of the PTGi Guarantors to Arena.

Arena Releases of Ds & Os:

Arena shall also release all claims and causes of action it may have against Ds & Os, provided that such releases shall not release any claim or cause of action against the Ds & Os (regardless of whether acting in a fiduciary capacity) that is or may be covered by the Debtor’s D&O Insurance Policies (as determined in good faith by Arena) (the “Arena D&O Claims”), except to the extent set forth in the following section; and provided further that the release set out in this section for a particular D&O shall be voidable by Arena in the event that said D&O commences any action against Arena or an Arena Related Party that is related to the Company. For the avoidance of doubt, (i) any good-faith determination of Arena with respect to insurance coverage shall not be binding upon (a) any insurer under any applicable D&O Insurance Policy or (b) the Ds & Os, and (ii) a D&O’s assertion, in the context of any action by Arena or an Arena Related Party that is related to the Company, of any counterclaim, defense, or argument based on statements made in connection with such action by Arena or an Arena Related Party shall not cause the release of Arena D&O Claims against said D&O to be voidable by Arena.

Ds & Os Releases of Arena

To the maximum extent permitted by law, releases of all claims and causes of action related to the Company of the Ds & Os held as of the date hereof, and anyone claiming by or through any of them, against (i) Arena and (ii) the Arena Related Parties, provided that such releases shall not preclude a D&O in the context of any action by Arena or an Arena Related Party that is related to the Company, from asserting any counterclaim, defense, or argument based on statements made in connection with such action by Arena or an Arena Related Party.

Arena D&O Claims:

Subject to the provisions of the Arena releases of the Ds & Os, (i) any recovery on account of any Arena D&O Claim, including in each case by way of settlement or judgment, shall be satisfied solely by and to the extent of the proceeds of any applicable D&O Insurance Policy (including, but not limited to, the Debtor’s available D&O Insurance Policies) after payment from such D&O Insurance Policies of any and all covered costs and expenses incurred in connection with the defense of the Arena D&O Claims; (ii) Arena, in seeking to execute, garnish, or otherwise attempt to collect on any settlement of or judgment on the Arena D&O Claims shall do so solely upon (a) the Debtor’s insurers under the D&O Insurance Policies and (b) available insurance coverage from the Debtor’s available D&O Insurance Policies; and (iii) Arena shall not (a) record any judgment against the Ds & Os, or (b) otherwise attempt to collect, directly or indirectly, from the personal assets of the Ds & Os with respect to the Arena D&O Claims.

Upon the earlier to occur of (i) a final denial by the Debtor’s insurers under the D&O Insurance Policies of any coverage claims asserted against, and properly noticed to, the Debtor’s available D&O Insurance Policies on account of the Arena D&O Claims, and the first to occur of either the expiration of the period to challenge any such final denial or the resolution of any appeal of any such final denial, if pursued; or (ii) exhaustion of the available insurance coverage under the D&O Insurance Policies, the Arena D&O Claims shall be released and discharged without the need for further action or Bankruptcy Court order; provided, however, that the foregoing clause (i) shall only apply to coverage claims asserted against the Debtor’s available D&O Insurance Policies on account of the Arena D&O Claims for which coverage is denied, and shall not apply to coverage claims asserted against the Debtor’s available D&O Insurance Policies on account of the Arena D&O Claims for which coverage is not denied. For the avoidance of doubt, the Arena D&O Claims shall not be so released until the occurrence of one of the two conditions stated in the preceding sentence above, as may be applicable.

Any assignee or successor in interest of Arena with respect to the Arena D&O Claims shall be bound by the foregoing provisions, including, but not limited to, the restrictions in clause (iii) of the first sentence above.

D&O Indemnity Escrow:

On the Effective Date, in lieu of purchasing a coverage “tail” for the Company’s current D&O Insurance Policy, the Reorganized Company shall establish an escrow for the benefit of the Ds & Os with a reputable institutional escrow agent Reasonably Acceptable to the Debtor and Arena and an initial funding amount of $2 million (the “D&O Indemnity Escrow”). The D&O Indemnity Escrow will be available for indemnification and advancement of expenses of the Ds & Os in connection with any threatened, pending, or completed actions, suits, or proceedings, whether civil, criminal, administrative or investigative (an “Action”) where (i) coverage for indemnification and advancement of expenses in connection with such Action would otherwise be within the scope of coverage provided by (and not subject to any coverage exclusions set forth in) the Company’s current D&O Insurance Policy, but (ii) actual coverage under the Company’s current D&O Insurance Policy is not available because, through no fault of the individual seeking indemnification or advancement, the Action or the circumstances giving rise to the Action were not reported during the policy’s reporting period.

On the one-year anniversary of the Effective Date, any amounts in excess of $1 million remaining in the D&O Indemnity Escrow (after taking into account necessary reserves in connection with any commenced and pending Action) shall be released to the Reorganized Company. On the two-year anniversary of the Effective Date, any amounts in excess of $750,000 remaining in the D&O Indemnity Escrow (after taking into account necessary reserves in connection with any commenced and pending Action) shall be released to the Reorganized Company. On the three-year anniversary of the Effective Date, any amounts remaining in the D&O Indemnity Escrow (after taking into account necessary reserves in connection with any commenced and pending Action) shall be released to the Reorganized Company.

The agreement governing the D&O Indemnity Escrow shall be in a form Reasonably Acceptable to the Debtor and Arena, but in any event shall provide that determinations regarding (i) Ds & Os’ entitlement to indemnification and advancement from the D&O Indemnity Escrow and (ii) the amount of funding that should be reserved on account of any pending Action shall be made by a neutral third party with substantial experience in Delaware corporate law and D&O insurance matters. The selection, retention, billing rates, and compensation structure of the third party shall be Reasonably Acceptable to each of Arena and the Company, and all costs of said third party shall be chargeable to and recoverable only from the funds then present in the D&O Indemnity Escrow.